Exhibit 10.10

STOCK OPTION AGREEMENT UNDER

CHAPARRAL STEEL COMPANY

AMENDED AND RESTATED

2005 OMNIBUS EQUITY COMPENSATION PLAN

Pursuant to its Amended and Restated 2005 Omnibus Equity Compensation Plan, CHAPARRAL STEEL COMPANY (the “Company”), effective as of July 29, 2005, hereby grants to                      an Option to purchase an aggregate of                      shares of the Common Stock, $0.01 par value, of the Company at the price per share set forth on Schedule I hereto, and otherwise on the terms and conditions hereinafter set forth, of which the Option to purchase                      Shares is an Incentive Stock Option and the Option to purchase                      Shares is a Nonqualified Stock Option. These Options are granted in connection with the spin-off of the Company from TXI.

ARTICLE I

Definitions

(a)	“Board” means the Board of Directors of Chaparral Steel Company.

(b)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(c)	“Committee” means the committee, if any, appointed by the Board of Directors to administer the Plan.

(d)	“Common Stock” means shares of the Company’s Common Stock, $0.01 par value.

(e)	“Company” means Chaparral Steel Company and its Subsidiaries.

(f)	“Disability” means the occurrence of an event which would entitle an employee of the Company to the payment of disability income under the Company’s insurance plans.

(g)	“Effective Date” means the date of the grant of this Option, as set forth above.

(h)	“Fair Market Value” is the mean between the high and low sales price of a share of Common Stock on the Nasdaq Stock Market on a particular reference date.

(i)	“Grantee” means the person named above to whom this Option has been granted, except where the context plainly otherwise requires.

(j)	“Option” means the Incentive Stock Option and/or Nonqualfied Stock Option herein granted.

(k)

“Option Price” means the amount per share of Common Stock required to be paid upon the exercise of this Option, as set forth on Schedule I, or such other amount per share of Common Stock as may result by operation of Article V of this Agreement.

(l)	“Optioned Shares” means the number of shares of Common Stock represented by this Option, as set forth above, or such other amount as may result by operation of Article V of this Agreement.

(m)	“Plan” means the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Plan.

(n)

“Retirement” means the termination of employment of a Grantee from active service with the Company under circumstances which would entitle an employee of the Company to benefits under the Company’s approved retirement plans, as such plans may be approved or amended from time to time.

(o)

“Stock” or “Shares of Stock” means the Common Stock, or stock of any corporation into which the Common Stock shall be changed or for which the Common Stock shall be exchanged pursuant to paragraph (b) of Article V hereof.

(p)

“Subsidiary” means any entity of which, at the time such subsidiary status is to be determined, at least 50% of the total combined voting power of all classes of stock in such entity is held by the Company and its Subsidiaries (exclusive of the ownership by the entity whose subsidiary is being determined).

(q)

“Successor” means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Grantee.

(r)	“Term” means the period during which the Option granted hereby may be exercised.

(s)	“TXI” means Texas Industries, Inc., a Delaware corporation.

(t)	Each other capitalized term that is used but not defined in this Agreement shall have the meaning prescribed in the Plan.

ARTICLE II

Term of Option and Exercise

(a)	The term of this option shall commence on the Effective Date and shall terminate, unless sooner terminated by the terms of the Plan or of this Agreement, at:

(i)	the close of the Company’s business on the day identified as the Expiration Date on Schedule I hereto, if the Company is open for business on such day; or

(ii)	if the Company is not open for business on such day, the close of the Company’s business on the next preceding day that the Company is open for business.

(b)

Subject to the terms of the Plan, this Option may be exercised, at the times and in the amounts set forth on Schedule I, by delivery of written notice of exercise as provided in Article III hereof, unless this Option shall cease to be exercisable at an earlier date pursuant to Article IV hereof.

ARTICLE III

Method of Option Exercise

(a)	In order to exercise this Option, the Grantee must deliver or mail to the Company’s General Counsel or his/her designee:

(i)	a written notice, in a form prescribed by the Company, indicating:

(1)	the intent to exercise this Option;

(2)	whether the Option being exercised is an Incentive Stock Option or a Nonqualified Stock Option, and the number of Optioned Shares and the Option Price to which such exercise relates;

(3)

whether such shares shall be issued in the Grantee’s name, or in the Grantee’s name and the name of another person, the nature of the tenancy (joint tenants with right of survivorship, tenants in common, etc.) together with the Social Security Number(s) of the person(s) whose name(s) will appear on the certificates.

(4)	denomination(s) of the certificate(s) desired;

(5)	the address of record for delivery of the certificate(s) and any subsequent stockholder mailing; and

(ii)	payment as appropriate as follows:

(1)	Grantee’s check or money order, payable to the Company, in an amount equal to the Option Price times the number of Option Shares being exercised; or

(2)

whole Shares of Common Stock already beneficially owned by the Grantee for a period of at least six (6) months, the aggregate Fair Market Value of which (on the date of exercise) equals or exceeds the Option Price times the number of shares being exercised, together with a duly executed stock power (with signature guaranteed) conveying such shares to the Company; or

(3)

a check or money order payable to the order of the Company plus whole shares of Common Stock already beneficially owned by the Grantee for at least six (6) months, the aggregate of which, determined as provided in subparagraphs (1) and (2) above equals the Option Price times the number of Optioned Shares being exercised.

(b)

Upon receipt of such notice and payment, the Company shall deliver to the Grantee, as soon thereafter as practicable, a certificate or certificates in the Grantee’s name, or in the Grantee’s name and the name of another person, as the Grantee shall have requested, for such number of Optioned Shares.

ARTICLE IV

Termination of Option

(a)

If the Grantee shall cease, for reason of death, Disability or Retirement, to be employed by the Company during the Term of the Option, the Grantee or Successor of the Grantee may exercise the Option until the earlier of the expiration of the Term of the Option; or

(i)	a period not to exceed one (1) year following such cessation of employment by reason of death or Disability; or

(ii)	a period not to exceed three (3) months following such cessation by reason of Retirement.

(b)

If the Grantee shall cease, for a reason other than death, Disability or Retirement, to be employed by the Company during the Term of the Option, the Grantee may exercise the Option (to the extent that Grantee was entitled to do so at the date of cessation of employment) until the earlier of:

(i)	the expiration of the Term of the Option; or

(ii)

a period not to exceed three (3) months following such cessation of employment; provided, however, that in the event of the termination of employment of a Grantee on account of fraud, dishonesty or other acts detrimental to the interests of the Company or a Subsidiary, this Option and any and all rights hereunder shall automatically terminate as of the date of such termination of employment.

(c)

If the Grantee shall cease for any reason whatsoever to be employed by the Company or a Subsidiary prior to the vesting of any portion of this Option, the Option shall terminate immediately upon cessation of employment.

(d)

In no event shall any Option or installment granted herein become exercisable by the Grantee or Successor of the Grantee at any time after the date the Grantee ceases to be employed by the Company or a Subsidiary, for any reason whatsoever, unless such Option or installment is then exercisable at the date of such cessation of employment.

(e)

A transfer of the Grantee’s employment from the Company to a Subsidiary of the Company or vice versa, or from one Subsidiary to another, without an intervening period, shall not be deemed a cessation of employment with the Company.

(f)

Except as otherwise herein provided, exercise of this Option or any installment hereunder by the Grantee or the Successor of the Grantee, shall be subject to all terms and conditions of this Agreement.

ARTICLE V

Adjustment Upon Changes in Capitalization

(a)

In the event of an increase in the number of outstanding Shares of Stock due to a change in capitalization occurring through a stock dividend or a stock split, there shall be a proportionate increase in the number of Optioned Shares which remain exercisable under this Agreement and a proportionate reduction in the Option Price; provided, however, that any fractional Shares of Stock resulting from such adjustment shall be eliminated. In the event of any change in capitalization other than those considered above, the Board shall make such adjustments in the number of Optioned Shares which remain exercisable under this Agreement, and in the Option Price, as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons, provided that no change shall be made in the terms of this Option which would disqualify it from treatment under Section 421 of the Code or would be considered a modification, extension, or renewal of the Option under Section 424 of the Code.

(b)

In the event that the Shares of Stock shall be exchanged for or replaced by shares of stock of another corporation by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, or other corporate transactions involving the Company, there shall be substituted for the number of Optioned Shares which remain exercisable under this Agreement that number of shares of stock of such corporation which is proportionate to such number of Optioned Shares in accordance with the terms of the exchange; and there shall be made such other changes in the number, kind or price of the Optioned Shares which remain exercisable under this Agreement as shall be necessary to give effect to the intent of this Article V.

ARTICLE VI

Change of Control

In the event the Company or the stockholders of the Company enter into an agreement not approved by a vote of eighty percent (80%) of the Board of Directors in accordance with Article FIFTEENTH of the Company’s Certificate of Incorporation to dispose of all or substantially all of the assets or stock of the Company by means of a sale, reorganization, liquidation or otherwise, this Option shall become immediately exercisable with respect to the full number of shares subject to this Option; notwithstanding the specific terms of this Option, during the period commencing as of the date of such agreement and ending when the disposition of assets or stock contemplated by the agreement is consummated or the agreement is terminated.

ARTICLE VII

Restrictions on Sales

Grantee may not sell or otherwise dispose of shares of Common Stock received upon exercise of this Option unless the shares of Common Stock to be issued have been duly registered under the Securities Act of 1933 and any applicable state securities laws, or the Grantee provides to the Company an opinion of counsel acceptable to the Company that no such registration is required.

ARTICLE VIII

Other Terms

(a)

Grantee understands that (i) the Grantee shall not have any rights as a stockholder with respect to any Common Stock received upon exercise of this Option until such Common Stock has been actually issued to the Grantee in accordance with the terms hereof; and (ii) nothing in this Agreement or the Plan shall confer on Grantee any right to continue in the employ of the Company or a Subsidiary or interfere in any way with the right of the Company or a Subsidiary to terminate his or her employment at any time, with or without cause, notwithstanding the possibility that the number of Shares purchasable or exercisable by Grantee under this Option thereby be reduced or eliminated.

(b)

Anything herein to the contrary notwithstanding, the Company may postpone the exercise of this Option for such time as the Board of Directors or the Committee in its discretion may deem necessary, in order to permit the Board of Directors or the Committee with reasonable diligence (i) to effect or maintain registration under the Securities Act of 1933, as amended (the “Act”), of the Plan or the shares of Common Stock issuable upon the exercise of this Option, or (ii) to determine that the Plan and such shares are exempt from registration; and the Company shall not be obligated by virtue of this Option or to sell or issue shares of Common Stock in violation of said Act or of the law of any applicable jurisdiction. Any such postponement shall not extend the Term of this Option; and neither the Company nor its Board nor the Committee shall have any obligation or liability to the Grantee or to the Grantee’s Successor, with respect to any Shares of Common Stock as to which this Option shall lapse because of such postponement.

(c)

Subject to Article IV of this Agreement, this Option shall be non-transferable and non-assignable except by will and by the law of descent and distribution. During the Grantee’s lifetime, this Option may be exercised only by the Grantee.

(d)

The Grantee agrees that in the event Grantee makes any sale or other disposition of the Shares of Common Stock issued upon exercise of this Option that Grantee shall promptly notify the Company of such sale or disposition and shall furnish the Company with such information concerning such sale or disposition as may be requested by the Company.

(e)

As a condition of the granting of this Option, the Grantee or Successor of the Grantee agrees that any dispute or disagreement which may arise hereunder shall be determined by the Board of Directors or the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Board of Directors or the Committee of the terms of this Agreement shall be final and binding and conclusive, for all purposes, upon the Company, the Grantee or the Successor of the Grantee.

(f)

Any notice given by the Company to the Grantee shall be effective to bind any person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise the Grantee of the existence, maturity or termination of any of the Grantee’s rights hereunder and the Grantee shall be deemed to have familiarized himself/herself with all matters contained herein and in the Plan which may affect any of the Grantee’s rights and privileges hereunder.

(g)

This Agreement is subject to the Plan and its terms and provisions (including any subsequent amendments thereto) which Plan and its terms and provisions are by this reference hereby incorporated herein. In the event of a conflict between any term or provision contained herein and a term or a provisions of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

IN WITNESS WHEREOF, CHAPARRAL STEEL COMPANY has caused this Option Agreement to be executed as of the Effective Date, and Grantee has accepted the terms and provisions thereof.

CHAPARRAL STEEL COMPANY

By:
Name:
Title:

ACCEPTED:

By:
Printed Name:

SCHEDULE I

Optionholder:

Date of Option Grant: 7/29/05

Expiration Date of Options:

Exercise Price for Incentive Stock Options: $

Exercise Price for Nonqualified Stock Option: $

VESTING SCHEDULE

This Option shall become execisable in accordance with the following schedule:

Date on and After Which Option is Exercisable	Number of Incentive Stock Options	Number of Nonqualified Stock Options

The foregoing schedule may be accelerated in the event of a change of control as provided in Article V of the Plan.

This option is issued pursuant to the requirements of that certain Separation and Distribution Agreement, dated July 6, 2005, by and between the Company and TXI, and is issued in replacement of the unvested portion of the stock option granted to Grantee on [original grant date] pursuant to which Grantee was originally granted the right to purchase up to [original number of shares] shares of the common stock, $1.00 par value per share, of TXI.